Columbus Life
                               Insurance Company
                                   [GRAPHIC]

400 EAST FOURTH STREET o P.O. BOX 5737 o CINCINNATI, OHIO 45201-5737 o WWW.COLUMBUSLIFE.COM

                           Supplement to Application
________________________________________________________________________________
To be completed when applying for Pinnacle Flexible Premium Variable Universal Life.
________________________________________________________________________________
I. NET PREMIUM ALLOCATION
________________________________________________________________________________
Allocations must be in whole percentages. There is no limit on the number of allocations, but the total allocations must equal 100%. These percentages will apply in future years, but may be changed at any time by the policy owner.

Your net premium will be allocated as described in the policy to the Sub-Accounts you select.

Allocate my purchase payment(s) among the following investment options:

(MUST BE COMPLETED)

________________________________________________________________________________
II. DOLLAR COST AVERAGING
________________________________________________________________________________

Please transfer $____________ ($100 minimum) from the

(check one): [_] Touchstone             [_] Fixed
                 Standby Income             Account

Frequency    [_] Monthly
             [_] Quarterly
             [_] Until Source Fund is Depleted

Transfer to the following investment options:

(OPTIONAL)
________________________________________________________________________________

   Net        Dollar
 Premium       Cost
Allocation   Averaging
----------   ---------

  ____%        ____%    Baron Small Cap
  ____%        ____%    Deutsche VIT EAFE(R) Equity Index
  ____%        ____%    Deutsche VIT Equity 500 Index
  ____%        ____%    Deutsche VIT Small Cap Index
  ____%        ____%    Fidelity VIP Equity-Income
  ____%        ____%    Fidelity VIP Growth
  ____%        ____%    Fidelity VIP Money Market
  ____%        ____%    Fidelity VIP II Contrafund
  ____%        ____%    Fidelity VIP II Asset Manager
  ____%        ____%    Fidelity VIP III Growth & Income
  ____%        ____%    Fidelity VIP III Balanced
  ____%        ____%    Fidelity VIP III Mid Cap
  ____%        ____%    Gabelli Large Cap Value
  ____%        ____%    Harris Bretall Sullivan & Smith Equity Growth
  ____%        ____%    Janus Aspen Series Aggressive Growth
  ____%        ____%    Janus Aspen Series Capital Appreciation
  ____%        ____%    Janus Aspen Series Worldwide Growth


   Net        Dollar
 Premium       Cost
Allocation   Averaging
----------   ---------

  ____%        ____%    MFS Capital Opportunities
  ____%        ____%    MFS Emerging Growth
  ____%        ____%    MFS Mid Cap Growth
  ____%        ____%    MFS New Discovery
  ____%        ____%    Oppenheimer International Growth
  ____%        ____%    Oppenheimer Aggressive Growth
  ____%        ____%    Oppenheimer Strategic Bond
  ____%        ____%    Third Avenue Value
  ____%        ____%    Touchstone Small Cap Value
  ____%        ____%    Touchstone Emerging Growth
  ____%        ____%    Touchstone High Yield
  ____%        ____%    Touchstone Value Plus
  ____%        ____%    Touchstone Enhanced 30
  ____%        ____%    Touchstone Bond
  ____%         N/A%    Touchstone Standby Income
  ____%         N/A%    COLUMBUS LIFE Fixed Account
   100%         100%    Total

________________________________________________________________________________
III. AUTOMATIC REBALANCING
________________________________________________________________________________

Do you wish to employ the automatic rebalancing feature?

[_] NO  [_] YES

Frequency: [_] Quarterly  [_] Semi-Annually  [_] Annually

Note: If frequency is not selected, quarterly rebalancing will apply. Automatic Rebalancing is not available if Dollar Cost Averaging is from Touchstone Standby Income.

________________________________________________________________________________
IV. DEDUCTIONS FROM SELECTED FUND
________________________________________________________________________________

Do you wish to deduct monthly expense charges and cost of insurance from one sub-account only?

[_] NO  [_] YES

If YES, specify fund_________________________.

Note: If No, or if sub-account selected is insufficient to cover the monthly charges, the monthly charges will be taken prorata out of the Fixed Account and the Sub-Accounts based on their respective values on the Monthly Anniversary.

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V. SUITABILITY - Investment Objectives and Risk Tolerance apply to Policy Owner
--------------

In order to determine if this policy meets your investment objectives and continuing financial needs, please complete the following:

1. Investment Objectives. Please check at least one. Multiple objectives may be selected; however, if more than one, please rank in order of importance to you.

   [_] Long Term Gain ____      [_] Short Term Gain ____  [_] Income ____
   [_] Safety of Principal ____ [_] Tax Advantage ____    [_] Death Benefit ____

2. Risk Tolerance:

   Please rank from 1 to 4 the level(s) of risk most acceptable to you. A rank of "1" is most acceptable. A rank of "4" is least acceptable. Your portfolio selections should be consistent with the risk tolerance levels you rank below.

   ____ Low/Conservative ____ Moderate ____ High/Aggressive ____ Speculative

   ________________________________________________  ___________________________
          Supervisory Principal's Signature                      Date

------------------------------
VI. STATEMENT OF UNDERSTANDING
------------------------------

I understand and agree that: my account value may increase or decrease every day; no minimum account value is guaranteed; the amount and duration of the Death Benefit may increase or decrease with changes in the account value; the death benefit is at least the Specified Amount less any indebtedness; the death benefit is payable only if the policy is in force; an illustration projecting my benefits is available on request; THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS; THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.

Signed at__________________ Date____________ ___________________________________
                                                Signature of Proposed Insured
                                                     (if age 15 or older)

____________________________________________ ___________________________________
Signature of Agent/Registered Representative  Signature of Policy Owner if not
                                                     Proposed Insured

-----------------------------------
VII. TELEPHONE ACCESS AUTHORIZATION (MUST BE COMPLETED)
-----------------------------------

Unless waived, the Policy Owner and Representative will have automatic telephone access authorization.

[_] I elect NOT to have telephone access authorization.
[_] I elect NOT to have my Registered Representative have telephone access authorization.

I hereby authorize and direct Columbus Life to make allowable transfers of funds or reallocation of net premiums among available Sub-Accounts or to complete other financial transactions as may be allowed by Columbus Life at the time of request, based upon instructions received by telephone, from (a) myself, as Policy Owner, (b) my Registered Representative, and/or (c) the person(s) named below. Columbus Life will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Columbus Life will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If Columbus Life does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, Columbus Life may be liable for any losses due to unauthorized or fraudulent instructions.

Name per (c) above:_____________________________________  SS#___________________

Address_________________________________________________________________________

   o  All telephone conversations will be recorded.

   o This authorization will continue in force until the earlier of Columbus Life's receipt of the revocation of this authorization by phone or in writing or Columbus Life's discontinuance of this privilege.

_________________________________________________________  _____________________
                Signature of Policy Owner                          Date

________________________________________________________________________________